Exhibit 10.2
AMENDMENT No. 3
TO
MONEY ORDER AGREEMENT

DATE:	February 28, 2006

PARTIES:	MoneyGram Payment Systems, Inc., as successor in interest to Travelers Express Company, Inc. (“Company”)

and

Ace Cash Express, Inc. (“Ace”)

RECITALS:

A.	Company and Ace are parties to that certain Money Order Agreement dated April 16, 1998 (together with all Exhibits and amendments thereto, the “Agreement”).

B.	The Parties desire to amend the Agreement to account for certain modifications to the Ace Financing-related Documents.

AGREEMENT:
          In consideration of the following terms and conditions, the Parties agree to amend the Agreement as follows:

I.	Section 2 — Appointment and Relationship.

Section 2.b. Effective as of the date of this Amendment No. 3, the last sentence of Section 2.b (as added by the Amendment No. 2 to Money Order Agreement dated October 29, 2003) shall be deleted and replaced by the following sentence:

In this Agreement, “Ace Financing-related Documents” shall mean the First Amended and Restated Intercreditor Agreement among Company, Ace and others dated as of July 30, 2004 (as amended from time to time, the “Intercreditor Agreement”), and the “Bank Agreement” and the “Bank Security Agreement”, as those terms are defined in the Intercreditor Agreement.

II.	Section 25B — Reports; Unencumbered Cash Requirements.

Effective as of the date of this Amendment No. 3, the following Section is added to the Agreement after Section 25A:
25B. REPORTS; UNENCUMBERED CASH REQUIREMENTS. Ace shall deliver to Company copies of all certificates and reports that Ace is required under the terms of the Bank Agreement to deliver to the “Administrative Agent” (as defined in the Bank Agreement), including but not limited to all “Borrowing Base Reports”, “Cash Holding Reports” and “Compliance Certificates” (as those terms are defined in the Bank Agreement), as and when delivered to such Administrative Agent. Company hereby releases any “Liens” (as defined in the Bank Agreement) for the benefit of Company in “Cash Holdings” (as defined in the Bank Agreement) not to exceed $2,500,000 in aggregate amount in order to satisfy any “Unencumbered Cash Requirements” ( as defined in the Bank Agreement).

III.	Interpretation of Amendment.

In the event of any conflict between the Agreement and this Amendment No. 3, the terms of this Amendment No. 3 shall control. Except as expressly amended, supplemented or modified by this Amendment No. 3, the Agreement as heretofore in effect shall continue in full force and effect. All capitalized terms used in this Amendment No. 3, unless specifically defined herein, shall have the respective meanings ascribed to them in the Agreement. The provisions of Section 24 of the Agreement shall also apply to this Amendment No. 3.

IV.	Binding Effect.

This Amendment No. 3 shall bind and inure to the benefit of the Parties and their respective successors and assigns permitted by Section 23 of the Agreement.
     IN WITNESS WHEREOF, the Parties have executed this Amendment No. 3 to be effective as of the “Date” first set forth above.

ACE CASH EXPRESS, INC.		MONEYGRAM PAYMENT
SYSTEMS, INC., as successor in interest to Travelers Express Company, Inc.

By:	/s/ WALTER E. EVANS	By:	/s/ THEODORE CEGLIA

Print Name: Walter E. Evans		Print Name: Theodore Ceglia

Title:	Senior Vice President and General Counsel	Title: VP and Treasurer

Date:	February 28, 2006	Date:	February 28, 2006

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